CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 Amendment #4 of our report dated March 28, 2014 with respect to the audited consolidated financial statements of NanoFlex Power Corporation (a development stage company) as of December 31, 2013 and 2012 and for each of the years then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 5, 2014